Exhibit 3.198

CERTIFIED TO BE A TRUE AND CORRECT COPY

AS TAKEN FROM AND COMPARED WITH THE

ORIGINAL ON FILE IN THIS OFFICE

SEP 27 2010

Mark Hammond

SECRETARY OF STATE OF SOUTH CAROLINA

041229-0165 FILED 12/29/2004

PSI SURETY, INC

Filing Fee $110 00 ORIG

Mark Hammond

South Carolina Secretary of State

SOUTH CAR

SECRETARY O

DOMESTICATION OF A FOR

ARTICLES OF DOMESTICATION

TYPE OR PRINT CLEARLY IN BLACK INK FILING FEE: $110.00

PLEASE INCLUDE SELF-ADDRESSED, STAMPED ENVELOPE

The following foreign corporation hereby domesticates to South Carolina as a South Carolina corporation pursuant to the provisions of S C Code § 33-9-100 by filing these articles of domestication and making the following certification

1 The name of the domesticating corporation which complies with S C Code § 33-4-101 (Name of Corporation) is PSI Surety, Inc

2 The initial registered agent for service of process of the corporation is

Rebecca A DiPietro

Name

Signature

and the street address in South Carolina for this agent for service of process is

Aon Insurance Managers (USA) Inc

7301 Rivers Avenue, Suite 230

Street Address

North Charleston South Carolina 29406

City State Zip Code

3 The corporation is authorized to issue shares of stock as follows (Complete “a” or “b” as may be applicable)

[X] a The corporation is authorized to issue a single class of shares The total number of authorized shares is 1,000

[ ] b The corporation is authorized to issue more than one class of shares

Class of Shares Authorized No of Each Class

The relative right, preference, and limitations of the shares of each class, and of each series within a class, are as follows Not Applicable

4 The former state or jurisdiction of incorporation and date of incorporation are

Montana — December 20, 2002

5 If the name of the corporation is different than the corporation domesticating in South Carolina, then state the former name here Not Applicable

PSI Surety, Inc

Name of Corporation

6 The domesticating corporation shall file within five business days, with the state where the corporation was previously incorporated, articles of dissolution or the equivalent or such other appropriate filing as authorized by the law of such state

7 These articles of domestication do not contain any provision that would require action by one or more separate voting groups on a proposed amendment to the articles of incorporation pursuant to S C Code § 33-10-104

8 These articles of domestication were authorized by a majority of the votes cast by all shareholders entitled to vote on the proposal If the articles of incorporation or other charter document state a greater vote was required then please state that amount here

9 Unless a delayed effective date is specified these articles will be effective when endorsed for filing by the Secretary of State Specify any delayed effective date and time

10 Name, address and signature of the director or officer authorized to sign these articles

Jack Polson

Type or Print Name

President

Title

840 Crescent Centre Dr. Suite 460, Franklin, Tennessee 37067

Address

Signature

(843) 576-5466

Telephone Number

11 I, T Douglas Concannon, an attorney licensed to practice in the state of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapters 2 and 9, Title 33 of the 1976 South Carolina Code of Laws, as amended, relating to the articles of incorporation and articles of domestication

December 2004

Date

Signature